EXHIBIT 23.1

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Save the World Air, Inc. on Form S-8 of our report dated April 2, 2004 appearing in the annual report on Form 10-KSB of Save the World Air, Inc. for the years ended December 31, 2003 and 2002.

Weinberg & Company, P.A.
Boca Raton, Florida
January 11, 2004